UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 12, 2007

Bovie Medical Corporation
(Exact name of registrant as specified in its
charter)

Delaware	0-12183	11-2644611
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

734 Walt Whitman Road, Melville, New York   11747
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code
(631) 421-5452

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

[ ] Soliciting material pursuant to Rule l4a-12 under the Exchange Act
(17 CFR 240.l4a-12)

[ ] Pre-commencement communications pursuant to Rule l4d- 2(b) under the Exchange Act (17 CFR 240. l4d- 2(b)

[ ] Pre-commencement communications pursuant to Rule 13 e-4( c) under the Exchange Act (17 CFR 240.13 e-4( c)

Item 8.01 OTHER EVENTS

SEE ATTACHED EXHIBIT

EXHIBITS:

99.1

Press Release March 12, 2007 announcing Bovie Medical Corporation’s completion of development of monopolar and bipolar forceps at its Canadian subsidiary.

BOVIE MEDICAL CORPORATION

By: Andrew Makrides
/S/ ANDREW MAKRIDES
President

BOVIE MEDICAL CORPORATION ANNOUNCES COMPLETION OF DEVELOPMENT OF MONOPOLAR AND BIPOLAR MODULAR FORCEPS; EXPECTED TO SIGNIFICANTLY IMPACT FUTURE GROWTH

Melville, New York, March 12, 2007 - Bovie Medical Corporation (the “Company”) (Amex: BVX), a manufacturer and marketer of electrosurgical products, today announced that it’s Canadian subsidiary has completed the prototypes of the Company’s Polaris™ line of monopolar and bipolar modular forceps. The patent pending Polaris™ line offers all the benefits of the Company’s recently FDA cleared Modular Ergonomic Grip (MEG) forceps line while expanding the cartridge offerings to bipolar endoscopic cartridges (jaws and electrodes), between 4-12 mm in diameter.

The new Polaris™ line for the first time offers advantages to the end user that allow for monopolar and bipolar energy combined with intelligent feedback from an electrosurgical generator. The Polaris™ handle will also accommodate a wide array of possible applications in either monopolar or bipolar surgeries, thus serving endoscopic needs in multiple endoscopic fields. Bipolar vessel sealing and coagulation is one of the fastest, most lucrative growing markets in Endoscopy, estimated to be over $500 million in revenues worldwide.

The company anticipates submitting the Polaris™ line to the Food and Drug Administration for 510(k) review during the second half of 2007.

Commenting on the Polaris™ line, Andrew Makrides, president and CEO of Bovie Medical stated, “One of our main goals as a company is to develop innovative technologies that are complementary to our core electrosurgery business. When we made the decision to acquire Lican Development, Ltd. last fall, we were confident their instrument technologies would lead to several high margin new products. The early indications from potential customers for our new instruments, with the Polaris™ line, in particular, generating substantial interest have been promising. It is conceivable that the Polaris™ line of instruments has the possibility to significantly impact future revenues while becoming the mainstay of our electrosurgical product line.”

This document may contain some forward looking statements, particularly regarding operational prospects in 2007 and beyond, which involve a number of risks and uncertainties that could cause actual results to differ materially. These risks are listed from time to time in the Company’s SEC filings.

Contact Information:
Investor Relations:
John Aneralla
Buttonwood Advisory Group, Inc. Phone (800) 940-9087